Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

FOR FURTHER INFORMATION CONTACT:

Timothy Cope – 952-449-7030

FOR IMMEDIATE RELEASE:

August 27, 2014

LAKES ENTERTAINMENT, INC. ANNOUNCES

ENGAGEMENT OF FINANCIAL ADVISOR

MINNEAPOLIS, August 27, 2014 - Lakes Entertainment, Inc. (LACO) announced that it has retained the services of Macquarie Capital as its financial advisor in connection with its evaluation of strategic alternatives aimed at enhancing shareholder value. Strategic alternatives the Company may pursue may include, but are not limited to, potential acquisitions, joint ventures, recapitalizations, select asset divestitures, merger, reorganization or similar transactions, as well as continuing to operate the business in the ordinary course.

There can be no assurance that the exploration of such strategic alternatives will result in any transaction. The Company does not currently intend to disclose further development with respect to this process unless and until the Board approves a specific transaction or otherwise concludes its review of strategic alternatives.

About Lakes Entertainment

Lakes Entertainment, Inc. currently owns the Rocky Gap Casino Resort near Cumberland, Maryland, and has an investment in Rock Ohio Ventures, LLC’s casino and racino developments in Ohio, and an ownership interest in Dania Entertainment Center, LLC’s Dania Jai Alai fronton in Dania Beach, Florida.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, Lakes operates in a highly competitive industry; possible changes in regulations; repayment of amounts owed to Lakes by Indian tribes; risks of entry into new businesses; reliance on Lakes' management and litigation costs. For more information, review the company's filings with the Securities and Exchange Commission.

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